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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ACCELGRAPHICS, INC.
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               (Name of Registrant as Specified In Its Charter)


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Notes:  The attached letter has been previously filed as correspondence and is being posted by the Registrant on its web site.
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A Letter From the President

By now, you have probably heard or read that Evans & Sutherland has announced its intention to acquire AccelGraphics, subject to approval of AccelGraphics stockholders and fulfillment of other closing conditions. We are very excited about the merger because it brings together two companies with complementary strengths. Evans & Sutherland provides a well-funded company with 28 years of experience in high-performance 3D graphics and has established itself very successfully in the NT 3D chip business over the last few years. AccelGraphics brings its well-earned reputation for outstanding performance, application quality, and great service; strong relations with major independent software vendors; and we believe more OEMs than any other high-end graphics card vendor in the business. Together, we hope to accomplish great things in the years to come. Most importantly, we believe that this combination will benefit customers, with more technology integrated with even better quality.

AccelGraphics expects to continue to provide the same high level of service and support for its existing 3Dlabs-based products, including our current AccelSTAR II and AccelPRO MX (If you have not received a copy of the joint letter from Osman Kent of 3Dlabs and myself, your AccelGraphics sales representative or customer support representative would be pleased to send it to you). 3Dlabs remain a valued business partner with chipsets that complement those from Evans & Sutherland. AccelGraphics will also continue to search for and provide new 3D technology from a variety of vendors to assure that our customers can turn to us for the high quality products in any price range.

The months ahead, as AccelGraphics and Evans & Sutherland join forces to work together, will be exciting. I think you'll be very pleased with the results. We look forward to continuing to provide you with the high quality products and services you've come to expect from AccelGraphics.

AccelGraphics has retained Georgeson & Company to serve as Information Agent in connection with the merger. Questions regarding the merger as well as requests for additional copies of the proxy materials and form of election that have been mailed to the AccelGraphics stockholders can be directed to Georgeson & Company at (800) 223-2064.

Best regards,


Jeffrey Dunn
President and CEO